UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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LEISURE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEISURE ACQUISITION CORP.

250 West 57th Street, Suite 2223

New York, New York 10107

November 14, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Leisure Acquisition Corp., to be held on Friday, December 14, 2018, at 9:00 a.m. local time at the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, New York 10036.

At the meeting, you will be asked to elect one director to serve as a Class I director on our Board of Directors and to ratify our Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm.

Voting instructions and details about the business to be conducted at the meeting follow. Your vote is important. We encourage you to vote promptly to ensure your shares are represented at the meeting.

Sincerely,

/s/ A. Lorne Weil
Executive Chairman

LEISURE ACQUISITION CORP.

250 West 57th Street, Suite 2223

New York, New York 10107

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

  Notice is hereby given that the 2018 Annual Meeting of Stockholders of Leisure Acquisition Corp. (the “Company”) will be held on Friday, December 14, 2018, at 9:00 a.m. local time at the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, New York 10036 to consider and vote upon the following proposals:

1.	To elect one director to serve as a Class I director on the Company’s Board of Directors until the 2021 Annual Meeting of Stockholders or until his successor is elected and qualified;

2.	To ratify the selection by our Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR AND “FOR” RATIFICATION OF MARCUM LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

  Only stockholders of record at the close of business on November 5, 2018 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

  Your vote is important. Please review the accompanying Proxy Statement and vote as promptly as possible to ensure that your shares are represented at the Annual Meeting.

By Order of the Board,

/s/ A. Lorne Weil
Executive Chairman

The accompanying Proxy Statement is being mailed beginning on or about November 14, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 14, 2018:

The Proxy Statement and 2017 Annual Report on Form 10-K are available through the Investors link on our website at www.leisureacq.com.

LEISURE ACQUISITION CORP.

2018 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

November 14, 2018

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why did you send me these proxy materials?

These proxy materials are being sent to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Leisure Acquisition Corp., a Delaware corporation (the “Company,” “we,” us,” and “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 14, 2018 at 9:00 a.m. local time at the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, New York 10036, or at any adjournment or postponement thereof. This Proxy Statement summarizes the information that you need to make an informed decision on the proposals to be considered at the Annual Meeting.

What is included in these materials?

The materials include:

●	this Proxy Statement;

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2018; and

●	a proxy card or voter instruction form.

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

1.	To elect one director to serve as a Class I director on the Board until the 2021 Annual Meeting of Stockholders or until his successor is elected and qualified; and

2.	To ratify the selection by our Audit Committee of Marcum LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018.

We will also consider any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that stockholders vote “FOR” the nominee for director and “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm.

Who may vote at the Annual Meeting?

Stockholders who owned shares of the Company’s common stock, par value $0.0001 per share, as of the close of business on November 5, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date directly in your name as the stockholder of record and/or shares in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner. Each share of common stock is entitled to one vote on each matter to be voted on. As of the Record Date, there were 25,000,000 shares of our common stock issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a stockholder of record. In that case, the proxy materials have been sent to you by the transfer agent.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” As a result, the proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares.

How do I vote?

If you hold the shares directly in your name, you can vote by completing, signing and mailing the enclosed proxy card or in person. If you submit your vote by proxy, the individuals whose names are listed on the proxy card accompanying this Proxy Statement will act as your proxies and vote your shares as you direct. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

If you are the beneficial owner and your shares are held in the name of your brokerage firm, bank or nominee, please refer to the voting instruction form provided by your brokerage firm or bank for instructions on the voting methods they offer which typically include Internet and telephone voting options. If you would like to vote in person at the Annual Meeting instead of by proxy, you will need to obtain a “legal proxy” from your broker, bank or nominee.

How many votes must be present to hold the Annual Meeting?

A quorum is necessary in order to carry on the business of the Annual Meeting. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Will my shares be voted if I do not provide my proxy and what is the effect of broker non-votes?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If your shares are held in the name of your brokerage firm, bank or nominee, the shares may be voted under certain circumstances. Brokerage firms generally have the authority, under the rules of the stock exchange, to vote customers’ unvoted shares on certain routine matters but not on non-routine matters. Routine matters include ratification of the selection of independent registered public accounting firm (Proposal 2) and non- routine matters include election of directors (Proposal 1). If you do not provide voting instructions on how to vote your shares, your brokerage firm may vote for Proposal 2 and the shares would be considered present for purposes of determining a quorum but will refrain from voting for Proposal 1 and the shares would be considered “broker non-votes” with respect to Proposal 1.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast at the Annual Meeting. Neither broker non-votes nor any withhold votes will have an effect on this proposal, assuming that a quorum is present.

What vote is required to ratify the selection by our Audit Committee of Marcum LLP as our independent registered public accounting firm?

Approval of the proposal to ratify the selection of Marcum LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Only votes cast “For” or “Against” count; abstentions will have no effect on this proposal, assuming that a quorum is present.

Can I change or revoke my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by submitting a new proxy with a later date or by attending and voting in person at the Annual Meeting if you are a stockholder of record. You also may revoke your proxy by sending a notice of revocation in writing to the Company’s Secretary at 250 West 57th Street, Suite 2223, New York, New York 10107.

Please note, however, that if you are a beneficial stockholder and wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares in person at the Annual Meeting, by attending and voting in person.

What happens if I do not indicate how to vote my proxy?

If you are a record holder and you sign and return your proxy card but do not specify a vote with respect to the proposals, your proxy will follow the Board’s recommendations and your shares will be voted in favor of the proposals in this Proxy Statement.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

The voting results will be included in a Current Report on Form 8-K filed with the SEC and available through the SEC’s website at www.SEC.gov or our website at www.leisureacq.com, within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of preparing, assembling, printing and mailing the proxy materials, and the cost of soliciting proxies relating to the Annual Meeting. We will also reimburse brokerage firms and other persons representing beneficial stockholders for expenses incurred in forwarding proxy materials to such beneficial stockholders. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third- party proxy solicitor.

What is householding?

Where multiple stockholders reside in the same household, we may deliver a single Proxy Statement and Annual Report, along with separate proxy cards to that address unless we have received other instructions. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. If you and another registered shareholder residing in the same household each receive separate materials and as a household wish to receive only one set or if you received a single set and would like to receive separate sets, you may request a change in delivery preferences. If you are the record holder of the shares, please contact Continental Stock Transfer & Trust Company, our transfer agent, at (212) 509-4000 to request the change. Beneficial owners should contact the broker, bank or other record holder of their shares to request the change.

Who can help answer my questions?

You can contact our Chief Financial Officer and Secretary, George Peng, at (646) 565-6940 or send a letter to Mr. Peng at our offices at 250 West 57th Street, Suite 2223, New York, New York 10107 with any questions about the proposals described in this Proxy Statement or how to execute your vote.

COMPANY BACKGROUND

The Company was formed as a special purpose acquisition company on September 11, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

We completed our initial public offering (“IPO”) on December 5, 2017 and the units that were sold as part of our IPO, as well as the components of the units that have since separated (our common stock and warrants), trade on the Nasdaq National Market.

The trust account established in connection with the sale of units in the IPO for gross proceeds of $200 million is maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account which may be released for payment of our franchise and income taxes, the proceeds from the trust account will not be released to us unless we complete a Business Combination within 24 months from the closing of the IPO subject to certain permitted extensions.

The sponsors of our Company are (1) Hydra Management LLC, a Delaware limited liability company (the “Hydra sponsor”), an affiliate of A. Lorne Weil, our Executive Chairman; and (2) Matthews Lane Capital Partners LLC, a Delaware limited liability company (the “Matthews Lane sponsor”), an affiliate of Daniel B. Silvers, our Chief Executive Officer and Director. HG Vora Special Opportunities Master Fund, Ltd., a Cayman Islands exempted company, is a strategic investor in the Company.

CORPORATE GOVERNANCE

Our Board is presently comprised of five (5) members and is divided into three separate classes of directors. One class of directors is normally elected at each annual meeting of stockholders for a term of three (3) years. The term of office of the Class I director, Marc J. Falcone, expires at the 2018 Annual Meeting and the Board has nominated Mr. Falcone for re-election as a Class I director.

The terms of the Class II directors, consisting of Steven M. Rittvo and David L. Weinstein, will expire at the 2019 annual meeting of stockholders, and the terms of the Class III directors, consisting of A. Lorne Weil and Daniel B. Silvers, will expire at the 2020 annual meeting of stockholders.

Directors and Officers

The biographies and other information about our current directors and executive officers are as follows:

Name	Age*	Position	Class	Term
A. Lorne Weil	72	Executive Chairman	III	2020
Daniel B. Silvers	42	Chief Executive Officer and Director	III	2020
Marc J. Falcone (1)	45	Director	I	2018
Steven M. Rittvo	69	Director	II	2019
David L. Weinstein	51	Director	II	2019
George Peng	48	Chief Financial Officer, Treasurer and Secretary
Eric Carrera	29	Senior Vice President — Finance and Business Development

*As of November 5, 2018

(1)	Mr. Falcone is a nominee for Class I director at the Annual Meeting to serve for a three-year term ending in 2021.

A. Lorne Weil, has served as our Executive Chairman since our formation in September 2017 and has been a principal of Hydra Management, an investment vehicle formed by Mr. Weil, since September 2014. Mr. Weil serves as Executive Chairman of Inspired Entertainment, Inc., a position he has held since December 2016. Previously, Mr. Weil served as Chairman and CEO of Inspired’s predecessor, Hydra Industries Acquisition Corp., since October 2014. Mr. Weil previously served as Chairman of the Board of Scientific Games Corporation (and its predecessor Autotote Corporation) from October 1991 to November 2013. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation (and its predecessor Autotote Corporation) from 1992 to 2008 and from November 2010 to November 2013 (Mr. Weil had retired in 2008) and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. From 2011 to 2013, Mr. Weil was a director of Avantair Inc. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp., a Nasdaq- listed blank check company and currently serves as the Non-Executive Chairman of the Board of the successor entity, Tecnoglass Inc.

We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his experience successfully overseeing the IPO of Hydra Industries Acquisition Corp. and its subsequent merger with Inspired Gaming Group, the IPO of Andina and its subsequent merger with Tecnoglass, the contacts he has fostered over the course of his extensive career, as well as his vast operational experience.

Daniel B. Silvers has served as Chief Executive Officer and a Director of the Company since our formation in September 2017. Additionally, he has served as Managing Member of Matthews Lane Capital Partners LLC, an investment firm, since June 2015 and also has served as Executive Vice President and Chief Strategy Officer of Inspired Entertainment, Inc., a company involved in the gaming equipment supplier industry, since December 2016. At Inspired, Mr. Silvers is also a member of the Office of the Executive Chairman. He is the former President of SpringOwl Asset Management LLC, an investment management firm, a position he held from March 2009 to June 2015 (including predecessor entities). From April 2009 to October 2010, Mr. Silvers also served as President of Western Liberty Bancorp, an acquisition oriented holding company that acquired and recapitalized a community bank in Las Vegas, Nevada. Mr. Silvers joined a predecessor of SpringOwl from Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009. At Fortress, Mr. Silvers’ primary focus was to originate and oversee due diligence on and asset management for real estate and gaming investments in Fortress’ Drawbridge Special Opportunities Fund. Prior to joining Fortress, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co., Inc. Mr. Silvers serves as a director of Avid Technology, Inc. Mr. Silvers previously served on the board of directors of International Game Technology, bwin.party digital entertainment plc, Universal Health Services, Inc., Forestar Group, Inc., PICO Holdings, Inc., Ashford Hospitality Prime, Inc. and India Hospitality Corp. Mr. Silvers holds a B.S. in Economics, as well as an M.B.A with a concentration in Finance, from The Wharton School of the University of Pennsylvania.

We believe Mr. Silvers is well-qualified to serve as a member of our board of directors due to his extensive experience in corporate finance, capital allocation, capital markets and public company governance.

Marc J. Falcone has served as a member of our board of directors since December 1, 2017. Mr. Falcone served as Executive Vice President, Chief Financial Officer and Treasurer of Red Rock Resorts, Inc. from October 2015 until May 2017 and as Executive Vice President and Chief Financial Officer of Station Casinos LLC from June 2011 until May 2017. Mr. Falcone served as Treasurer of Station Casinos LLC since January 2013 until May 2017. Mr. Falcone also served as Chief Financial Officer of Fertitta Entertainment LLC from October 2010 through May 2016. From June 2008 to October 2010, Mr. Falcone worked at Goldman, Sachs & Co. where he focused on restructuring transactions in the hospitality and gaming sectors under that firm’s Whitehall division. From May 2006 to June 2008, Mr. Falcone was a senior analyst at Magnetar Capital, LLC (an alternative asset management firm), covering the gaming, lodging, leisure, REIT and airline industries. From May 2002 to June 2006, Mr. Falcone was a Managing Director for Deutsche Bank Securities Inc. covering gaming, lodging and leisure companies and was recognized as one of the industry’s top analysts. Prior to joining Deutsche Bank Securities Inc., Mr. Falcone worked for Bear, Stearns & Co., Inc., covering the gaming, lodging and leisure industries. Mr. Falcone holds a bachelor’s degree in Real Estate Finance and Hotel Administration from Cornell University.

We believe Mr. Falcone is well-qualified to serve as a member of our board of directors due to his significant experience as an executive officer at a public company in the leisure sector and investment experience with the leisure sector and leisure-related businesses.

Steven M. Rittvo has served as a member of our board of directors since December 1, 2017. Since February 2017, Mr. Rittvo serves as Chairman and Chief Executive Officer of Innovation Project Development, a multi- disciplinary development management services company focused on leisure- and residential-related developments. Mr. Rittvo has been with Innovation Project Development since November 2005. In May 1993, Mr. Rittvo co-founded The Innovation Group, Inc., a gaming, hospitality and leisure sector consulting firm headquartered in Denver with offices in New Orleans, Atlantic City, Aspen, Minneapolis and Orlando. Mr. Rittvo served as President of Innovation Group until February 2017. In Mr. Rittvo’s various roles with The Innovation Group, he advised and participated in gaming studies for clients ranging from Caesars Entertainment, MGM Mirage, Pinnacle Entertainment, Mandalay Resort Group, Isle of Capri, Harrah’s Entertainment, Trump Hotels and Casinos, as well as numerous Native American tribes and government agencies throughout the United States and the World. Mr. Rittvo holds a bachelor’s degree in Systems Engineering and a master’s degree in Transportation Engineering and Planning from the Polytechnic Institute of New York.

We believe Mr. Rittvo is well-qualified to serve as a member of our board of directors due to his significant experience managing leisure-related developments and advising owners, operators and other stakeholders in the leisure sector and leisure-related businesses.

David L. Weinstein has served as a member of our board of directors since December 1, 2017. Mr. Weinstein is a partner at Belvedere Capital, a real estate investment firm based in New York, and is primarily focused on Belvedere’ s investment in Industry City, a six million square foot redevelopment project in Sunset Park, Brooklyn. Mr. Weinstein was previously a partner at Belvedere Capital from September 2008 until October 2013. From February 2015 until August 2016, Mr. Weinstein was a member of the board of directors of Forestar Group, Inc. Mr. Weinstein previously served as President and Chief Executive Officer of MPG Office Trust, Inc., a publicly traded office REIT, from November 2010 until the sale of the Company in October 2013. He was a member of the board of directors of MPG Office Trust, Inc. from August 2008 until October 2013. From April 2007 until August 2008, Mr. Weinstein was a Managing Director of West bridge Investment Group/Westmont Hospitality Group, a real estate investment fund focused on hospitality. From 1996 until January 2007, Mr. Weinstein worked at Goldman, Sachs & Co. in New York, first as a Vice President in the real estate investment banking group (focusing on mergers, asset sales and corporate finance) and then, from 2004, as a Vice President in the Special Situations Group (focused on real estate debt investments). Mr. Weinstein holds a Bachelor of Science degree in Economics, magna cum laude, from The Wharton School of the University of Pennsylvania and a Juris Doctor, cum laude, from the University of Pennsylvania Law School. He is a member of the New York State Bar Association.

We believe Mr. Weinstein is well-qualified to serve as a member of our board of directors due to his real estate banking, investment and management experience, including as a chief executive officer of a publicly traded real estate company, as well as his corporate governance experience through service as a board member of a public company will be valuable to the Company’s board of directors.

George Peng has served as our Chief Financial Officer, Treasurer and Secretary since our formation in September 2017. Additionally, Mr. Peng has been a Principal of Hydra Management, LLC, an investment vehicle of Mr. Weil’s since July 2014 and as Vice President of Finance at Inspired Entertainment, Inc., since January 2017. Previously, he was Chief Financial Officer of Hydra Industries Acquisition Corp., a special- purpose acquisition corporation that acquired Inspired Entertainment, Inc., from August 2015 until January 2017. Before that, Mr. Peng was a consultant to Scientific Games Corporation from May 2013 to April 2014, where he assisted in its integration of the acquisition of WMS Industries. Mr. Peng was focused on the financial and operational impacts of integrating the accounting and finance functions of both companies, including human resource allocation, budgeting, and cost reductions. Prior to consulting to Scientific Games, Mr. Peng was a consultant primarily focused on financial planning and analysis for various industries, including retail and financial services. Previously, he was an Associate in the Investment Banking division of Credit Suisse, focusing on private equity, high yield, and leveraged lending products. Mr. Peng holds an A.B. in Economics from the University of Michigan, Ann Arbor, as well as an M.B.A. with a concentration in Finance from the Anderson School at UCLA. Mr. Peng is a CFA Charter holder, which he was awarded in 2006.

Eric Carrera has served as our Senior Vice President of Finance and Business Development since September 2017. Additionally, Mr. Carrera has served as the Senior Associate of Hydra Management, LLC, an investment vehicle of Mr. Weil, since June 2015 and as Manager of Finance/M&A of Inspired Entertainment, Inc. since January 2017. Mr. Carrera was Senior Vice President of Andina Acquisition Corp. II, a special-purpose acquisition corporation, from November 2015 to March 2018 when it successfully completed its business combination with Lazydays R.V. Center, Inc., a premier RV dealership destination. From June 2011 to February 2015, Mr. Carrera was an international business development associate with Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide. From September 2011 to December 2013, Mr. Carrera acted as an advisor to Andina Acquisition Corp. and was a member of the team that successfully completed a business transaction with Tecnoglass S.A., a Colombian manufacturer of glass and windows. Mr. Carrera received a B.S. from Boston University School of Management and is also a CFA Charter holder.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Falcone, Rittvo and Weinstein are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Board Committees

The Board established two standing committees upon consummation of our IPO in December 2017: an audit committee and a compensation committee. From the period of September 11, 2017 (our inception) through December 31, 2017, the Board held one meeting and acted by written consent four times. The audit committee also met one time during 2017. The compensation committee did not meet during 2017. During 2017, the Board established a pricing committee in connection with the IPO, which committee met one time. All directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served during 2017. We do not have a policy regarding director attendance at annual meetings, but encourage directors to attend if possible. This Annual Meeting will be the first annual meeting of stockholders of the Company.

The composition and responsibilities of each board committee are described below. Each committee’s charter is available on our website at www.leisureacq.com. Members of a committee will serve until their resignation or until otherwise determined by the board of directors.

Audit Committee

The members of our audit committee are Messrs. Falcone, Rittvo and Weinstein. Mr. Falcone currently serves as Chairman of the audit committee. All members of the audit committee qualify as independent directors under applicable rules and regulations of the SEC and Nasdaq.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Falcone qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are Messrs. Falcone, Rittvo and Weinstein. Mr. Weinstein currently serves as Chairman of the compensation committee. All members of the compensation committee qualify as independent directors under applicable rules and regulations of the SEC and Nasdaq.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of such goals and objectives and determining and approving the compensation of the Chief Executive Officer;

●	reviewing and approving the compensation of the other executive officers;

●	reviewing executive compensation policies and plans;

●	administering equity-based compensation plans;

●	reviewing and approving the terms of employment agreements, severance agreements and similar arrangements for executive officers;

●	producing a report on executive compensation to be included in the annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and

●	reviewing, modifying and approving (or, as it deems appropriate, recommending to the board for determination and approval) the compensation for non-employee directors.

It is likely that prior to the consummation of a Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such Business Combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Currently, our Chief Executive Officer and Chairman roles are separately held by Mr. Silvers and Mr. Weil, respectively. The majority of our directors are independent and the Board’s standing committees are comprised solely of independent directors. Our Board oversees our risk management process focusing on our general risk management strategy to ensure appropriate risk mitigation strategies are implemented by management. Further, presentations by management to our Board include consideration of the challenges and risks that we face, and our Board and management engage in discussion on these topics. In addition, our Board committees consider risk within their areas of responsibility. In particular, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. Copies of our Code of Ethics and our audit committee and compensation committee charters are available, without charge, on our website at www.leisureacq.com or upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws. Stockholder recommendations should be submitted in writing to: Leisure Acquisition Corp., 250 West 57th Street, Suite 2223, New York, New York 10107, Attention: Secretary.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Stockholder Communications

Stockholders may communicate with the Board or with a specific director at any time by writing to us at 250 West 57th Street, Suite 2223, New York, New York 10107, Attention: Secretary, or calling (646) 565-6940. We review all messages received and forward messages that reasonably appear to be communications from a stockholder intended to be made to one or more directors about a matter of stockholder interest. Such messages are forwarded as soon as practicable, to the particular director to whom they are addressed or, if not so addressed, to our Executive Chairman. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors, except that Mr. Weil, our Executive Chairman, is Executive Chairman of Inspired Entertainment, Inc. and Mr. Silvers, our Chief Executive Officer and a member of our board of directors, is an executive officer of Inspired Entertainment, Inc.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity and not to us. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our Business Combination. In addition, our amended and restated certificate of incorporation provides for the waiver of any requirement to present corporate opportunities to us to the extent it would conflict with competing duties owed to other entities. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In addition, our sponsors, officers, directors and director nominees have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our Business Combination or we have failed to complete our Business Combination within 24 months after the closing of our IPO. Our management team is not currently involved in any other blank check offering.

Executive Compensation

None of our officers or directors has received any cash (or non-cash) compensation for services rendered to us. Commencing on December 1, 2017, we agreed to pay our Hydra sponsor, or its affiliates or assignees, a total of up to $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our Business Combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our sponsors or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our Business Combination. These individuals will also be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable Business Combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, strategic investor, officers, directors or our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed.

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed Business Combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed Business Combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our Business Combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our Business Combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our Business Combination will be a determining factor in our decision to proceed with any potential Business Combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions of our amended and restated certificate of incorporation, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Founder Shares

In September 2017, we issued an aggregate of 7,187,500 founder shares to our sponsors, the strategic investor and certain members of management or their affiliates for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of our IPO. In October 2017, our Hydra sponsor transferred 203,957 of its founder shares to certain of our officers and professionals. In October 2017, certain of our initial stockholders transferred 711,250 of their founder shares to our strategic investor, with 355,625 of the shares subject to return to such stockholders if certain specified market price levels for our common stock are exceeded following the closing of the Business Combination. In November 2017, our Hydra sponsor transferred 25,000 founder shares to each of Messrs. Falcone, Rittvo and Weinstein, our independent directors. In December 2017, in connection with the completion of our IPO, and in January 2018, following the expiration of the underwriter’s over-allotment option, our initial stockholders forfeited 1,437,500 and 750,000 shares, respectively, which reduced the aggregate number of outstanding founder shares to 5,000,000 so as to maintain the aggregate ownership of founder shares at 20% of our outstanding shares immediately following the consummation of our IPO. The founder shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Private Placement Warrants

Affiliates of our sponsors, the strategic investor and certain members of management purchased an aggregate of 6,825,000 private placement warrants for a purchase price of $1.00 per whole warrant concurrent with the closing of the IPO. Each private placement warrant entitles the holder to purchase one share of our common stock at an exercise price of $11.50 per share. The private placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Contingent Forward Purchase Contract with Strategic Investor

Our strategic investor has entered into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $62,500,000 to occur concurrently with the consummation of our Business Combination, 6,250,000 of our units on substantially the same terms as the sale of units in our IPO at $10.00 per unit. The funds from the sale of this private placement units may be used as part of the consideration to the sellers in the Business Combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the Business Combination.

Our strategic investor’s obligation to purchase our units and shares of common stock under the contingent forward purchase contract is subject to the following closing conditions:

●	the representations and warranties made by us in the contingent forward purchase contract shall be true and correct in all material respects;

●	all covenants, agreements and conditions contained in the contingent forward purchase contract shall have been performed by us;

●	we have obtained all blue sky law permits and qualifications required by any state for the offer and sale of the private placement securities; and

●	our strategic investor has provided its consent to the Business Combination, which it may withhold for any reason.

In addition, under the contingent forward purchase contract, we and the strategic investor have agreed to indemnify each other against certain liabilities and we have additionally agreed to indemnify the strategic investor and certain of its affiliates against certain liabilities arising out of or relating to our IPO or our subsequent operations.

Administrative Services Agreement

Commencing on December 1, 2017, we agreed to pay our Hydra sponsor, or its affiliates or assignees, a total of up to $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our Business Combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our sponsors or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our Business Combination. These individuals will also be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable Business Combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, strategic investor, officers, directors or our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on payments that may be made to our sponsors, strategic investor, officers, directors or any of their respective affiliates.

Promissory Notes

We entered into promissory notes with our sponsors whereby they agreed to loan us up to an aggregate of $400,000 to be used for a portion of the expenses of our IPO. These loans were non-interest bearing, unsecured and were due at the earlier of June 30, 2018 or the IPO Closing Date. These loans were repaid upon the closing of our IPO.

Expense Advancement Agreement

In order to finance transaction costs in connection with an intended Business Combination, our sponsors and strategic investor have committed an aggregate of $1,000,000, in accordance with the unsecured promissory notes we will issue to our sponsors and strategic investor pursuant to the expense advance agreement between us and our sponsors and strategic investor, to be provided to us and from which we may draw down from time to time in the event that funds held outside of the trust are insufficient to fund our expenses after our IPO and prior to our Business Combination (including investigating and selecting a target business and other working capital requirements) and our sponsors may, but are not obligated to, loan us additional funds as may be required. If we complete a Business Combination, we expect to repay such loaned amounts out of the proceeds of the Trust Account released to us. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,000,000 of all loans made to us may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants.

Potential Payments after the Business Combination

After our Business Combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our Business Combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) are entitled to registration rights pursuant to a registration rights agreement entered into by us on the closing of the IPO, which requires us to register such securities for resale. Each of our sponsors (collectively with their respective affiliates) and strategic investor is entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) one year after the completion of our Business Combination or earlier if, subsequent to our Business Combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after our Business Combination, or (B) the date following the completion of our Business Combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective common stock underlying such warrants, 30 days after the completion of our Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required (1) all Section 16(a) filing requirements applicable to our executive officers and directors and greater than ten percent beneficial owners during the fiscal year ended December 31, 2017 were complied with and (2) with respect to greater than ten percent beneficial owners during the fiscal year ended December 31, 2017, a Form 4 was filed on January 17, 2018 reporting shares of common stock included in the units purchased by HG Vora Capital Management, LLC in our IPO.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available to us at November 5, 2018 with respect to the beneficial ownership of our common stock held by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors and executive officers that beneficially own shares of our common stock; and

●	all directors and executive officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage
A. Lorne Weil and affiliated entities(2)	1,134,742	4.5%
Daniel B. Silvers and affiliated entities(3)	1,128,370	4.5%
Marc J. Falcone	25,000	*
Steven M. Rittvo	25,000	*
David L. Weinstein	25,000	*
George Peng	87,014	*
Eric Carrera	54,701	*
All directors and executive officers as a group (seven individuals)	2,479,827	9.9%
Greater than 5% holders
HG Vora Special Opportunities Master Fund, Ltd.(4)	3,462,500	13.9%
AQR Capital Management, LLC (5)	1,500,000	6.0%
Davidson Kempner Capital Management LP (6)	1,500,000	6.0%

*	Less than one percent.

(1)	This table is based on 25,000,000 shares of common stock outstanding as of November 5, 2018. Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. We believe that each person listed above has sole voting and investment power with respect to the shares listed except as described in the footnotes below and subject to applicable community property laws and similar laws. The Company’s warrants are not exercisable currently or within 60 days; accordingly, any such holdings of the persons listed are not reflected in this table. Unless otherwise noted, the business address of each of the holders is c/o Leisure Acquisition Corp., 250 West 57th Street, Suite 2223, New York, New York 10107.

(2)	Represents 266,900 shares held of record by Mr. Weil and 867,842 shares held of record by Hydra LAC, LLC. Mr. Weil is the managing member of Hydra LAC, LLC. Mr. Weil expressly disclaims beneficial ownership of such shares as to which he does not have a pecuniary interest.

(3)	Represents 887,127 shares held of record by MLCP GLL Funding, LLC, of which Matthews Lane Capital Partners LLC is the manager, and 241,243 shares held of record by Matthews Lane Capital Partners LLC. Mr. Silvers is the managing member of Matthews Lane Capital Partners LLC.

(4)	According to a Schedule 13G filed with the SEC on February 14, 2018 and a Form 4 filed with the SEC on January 17, 2018 each on behalf of HG Vora Special Opportunities Master Fund, Ltd. and HG Vora Capital Management, LLC, its investment manager. The business address of these stockholders is 330 Madison Avenue, 20th Floor, New York, New York 10017.

(5)	According to a Schedule 13G filed with the SEC on February 14, 2018 on behalf of AQR Capital Management, LLC, AQR Capital Management Holdings, LLC and CNH Partners, LLC. AQR Capital Management, LLC is a wholly owned subsidiary of AQR Capital Management Holdings, LLC. CNH Partners, LLC is deemed to be controlled by AQR Capital Management, LLC. The business address of these stockholders is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(6)	According to a Schedule 13G filed with the SEC on December 11, 2017 on behalf of Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P., Davidson Kempner International Ltd., Davidson Kempner Capital Management LP, Thomas L. Kempner, Jr. and Robert J. Brivio, Jr. Mr. Kempner and Mr. Brivio are responsible for the voting and investment decisions relating to the securities held by such reporting persons. The business address of these stockholders is 520 Madison Avenue, 30th Floor, New York, New York 10022.

Our initial stockholders beneficially own founder shares representing approximately 20% of the outstanding shares of our common stock. The holders of the founder shares, which include our sponsors, strategic investor and our directors and executive officers, have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination and (ii) not to redeem any shares in connection with a stockholder vote to approve a proposed Business Combination.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with management, and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in its Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, as required by applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2017 be included in the Company’s annual report on Form 10-K for such fiscal year for filing with the SEC.

Respectfully submitted,

Audit Committee of the Board of Directors

/s/ Marc J. Falcone, Chairman

/s/ Steven M. Rittvo

/s/ David L. Weinstein

PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

PROPOSAL 1 — ELECTION OF ONE CLASS I DIRECTOR

Our amended and restated certificate of incorporation provides for a Board of Directors classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our Board of Directors now consists of five directors as set forth above, including biographies, in the section entitled “Directors and Officers.”

Mr. Falcone is nominated for election at this Annual Meeting as a Class I director to hold office until the annual meeting of stockholders in 2021, or until his successor is chosen and qualified.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election of the director nominee unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that the nominee will be unavailable or, if elected, will decline to serve.

Required Vote

The nominee receiving the highest number of affirmative votes shall be elected as a director. You may withhold votes from any nominee.

Recommendation

Our Board of Directors recommends a vote “FOR” the election to the Board of Directors of the director nominee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the Audit Committee’s selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote. However, if the stockholders do not ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, our Audit Committee intends to reconsider the selection of Marcum LLP as our independent registered public accounting firm.

Marcum LLP has audited our financial statements for the fiscal year ended December 31, 2017. We expect representatives of Marcum LLP to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees paid to Marcum LLP for professional services rendered for 2017:

Audit Fees (1)	$34,270
Audit-Related Fees (2)	$43,260
Tax Fees:	$0
All Other Fees:	$0

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum LLP in connection with regulatory filings. The amount shown includes fees for the review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the period from September 11, 2017 (inception) through December 31, 2017.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under Audit Fees. These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. The amount shown reflects fees incurred in connection with our IPO including for the registration statement on Form S-1 and amendments thereto, the Form 8-K upon closing and consultations concerning financial accounting and reporting standards during the period from September 11, 2017 (inception) through December 31, 2017.

Pre-Approval Policy

Our Audit Committee was formed upon the consummation of our IPO. As a result, the Audit Committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non- audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

Vote Required

The ratification of the appointment of Marcum LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting.

Recommendation

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Marcum LLP as our independent registered public accounting firm.

OTHER MATTERS

Submission of Stockholder Proposals for the 2019 Annual Meeting

We anticipate that the 2019 annual meeting of stockholders will be held no later than December 31, 2019. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2019 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at Leisure Acquisition Corp., 250 West 57th Street, Suite 2223, New York, New York 10107 no later than July 17, 2019.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2019 Annual Meeting, assuming the meeting is held on or about December 14, 2019, notice of a nomination or proposal must be delivered to us no later than September 15, 2019 and no earlier than August 16, 2019. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at www.sec.gov or at our website at www.leisureacq.com. If you have questions about the Proxy Statement or require assistance voting your shares, please contact us by telephone or in writing:

George Peng

Chief Financial Officer and Secretary

Leisure Acquisition Corp.

250 West 57th Street, Suite 2223

New York, New York 10107

Tel: (646) 565-6940

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

LEISURE ACQUISITION CORP.2018 Annual Meeting of

Stockholders December 14, 2018 9:00 A.M. local time This Proxy is Solicited on Behalf of the Board of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

Please mark

PROXY your votes X like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE AND FOR PROPOSAL 2.

1.       Election of Director Nominee: To elect one director to serve as a Class I director on the Company’s Board of Directors until the 2021 Annual Meeting of Stockholders or until his successor is elected and qualified

Mark here if you plan to attend the 2018 Annual Meeting of Stockholders

YES NO

Nominee: Marc J. Falcone

FOR WITHHOLD

2.       Ratification Proposal: To ratify the selection by our Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

FOR AGAINST ABSTAIN

CONTROL NUMBER

Signature___________________________________ Signature, if held jointly______________________________________ Date_____________, 2018.

Note: Please sign exactly as your name(s) appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

LEISURE ACQUISITION CORP.

2018 Annual Meeting of Stockholders December 14, 2018 9:00 A.M. local time

The accompanying Proxy Statement and 2017 Annual Report on Form 10-K are available at www.leisureacq.com.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LEISURE ACQUISITION CORP.

The undersigned hereby appoints A. Lorne Weil, Daniel B. Silvers and George Peng, and each of them, with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of Leisure Acquisition Corp. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. local time on Friday, December 14, 2018 at the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, New York 10036 or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)